Exhibit 99b


CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as chief financial officer of The L.S. Starrett Company (the "Company"), does hereby certify that to the undersigned's knowledge:

1) the Company's Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) the information contained in the Company's Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.





/s/ Roger U. Wellington, Jr.
Roger U. Wellington, Jr.
Chief Financial Officer


Dated: August 16, 2002